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                                                                     EXHIBIT 5.2

                         [ERNST & YOUNG LLP LETTERHEAD]






November 10, 1998


Alberta Securities Commission

Dear Sirs:

RE: GULF CANADA RESOURCES LIMITED (THE "COMPANY")

We refer to the short form shelf prospectus of the Company dated October 22, 1997, as supplemented by the prospectus supplement dated November 6, 1998, ( collectively the "Prospectus"), relating to the issuance by the Company of U.S. $200 million of Debt Securities.

We consent to the use, through incorporation by reference in the above mentioned Prospectus, of our audit report dated February 18, 1998 to the Shareholders of the Company on the following consolidated financial statements:

     Consolidated statements of financial position as at December 31, 1997 and 1996; and

     Consolidated statements of earnings (loss) and retained earnings (deficit) and cash flows for each of the years in the three year period ended December 31, 1997.

We report that we have read the Prospectus and all information specifically incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information therein that is derived from the financial statements and financial information upon which we have reported and which are incorporated by reference in the Prospectus or that is within our knowledge as a result of our audits of such financial statements and financial information.

This letter is provided to the securities regulatory authority to which it is addressed pursuant to the requirements of applicable securities legislation and should not be relied on for any other purpose.

Yours faithfully,

/s/ ERNST & YOUNG LLP


Chartered Accountants
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                         [ERNST & YOUNG LLP LETTERHEAD]



November 10, 1998



Alberta Securities Commission


Dear Sirs:

RE:  GULF CANADA RESOURCES LIMITED (THE "COMPANY")

We are the auditors of the Company and under date of February 18, 1998 we reported on the following consolidated financial statements incorporated by reference in the Prospectus Supplement to the Short Form Shelf Prospectus relating to the offering of U.S.$200 million of Debt Securities (the "Prospectus"):

     Consolidated statements of financial position as at December 31, 1997 and 1996; and

     Consolidated statements of earnings (loss) and retained earnings (deficit) and cash flows for each of the years in the three year period ended December 31, 1997.

Incorporated by reference in the Prospectus are the following unaudited interim consolidated financial statements (hereinafter referred to collectively as the "Unaudited Interim Consolidated Financial Statements"):

     Consolidated statements of financial position as at March 31, June 30 and September 30, 1998; and

     Consolidated statements of earnings (loss) and retained earnings (deficit) and cash flows for the three month periods ended March 31, 1998 and 1997, the three and six month periods ended June 30, 1998 and 1997, and the three and nine month periods ended September 30, 1998 and 1997.

We have not audited any financial statements of the Company as at any date or for any period subsequent to December 31, 1997. Although we have performed an audit for the year ended December 31, 1997, the purpose and therefore the scope of the audit was to enable us to express our opinion on the consolidated financial statements of the Company as at December 31, 1997 and for the year then ended, but not on the consolidated financial statements for any interim period within that year.


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Therefore, we are unable to and do not express an opinion on the Unaudited
Interim Consolidated Financial Statements nor on the financial position, results of operations or changes in financial position as at any date or for any period subsequent to December 31, 1997.

We have, however, performed review procedures which meet the standards established by The Canadian Institute of Chartered Accountants relating to unaudited interim financial statements in prospectuses. Based on the results of these procedures, we have no reason to believe that the Unaudited Interim Consolidated Financial Statements are not presented, in all material respects, in accordance with generally accepted accounting principles.

The procedures referred to in the preceding paragraph do not constitute an audit and would not necessarily reveal material adjustments which might be required in order for the Unaudited Interim Consolidated Financial Statements to present fairly, in all material respects, the financial position of the Company as at March 31, June 30 and September 30, 1998 and the results of its operations and the changes in its financial position for the three month periods ended March 31, 1998 and 1997, the three and six month periods ended June 30, 1998 and 1997, and the three and nine month periods ended September 30, 1998 and 1997 in accordance with generally accepted accounting principles.

This letter is provided solely for the purpose of assisting the securities regulatory authority to whom it is addressed in discharging their responsibilities and should not be relied on for any other purpose.


Yours faithfully,


/s/ ERNST & YOUNG LLP



Chartered Accountants